Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to incorporation by reference in this Registration Statement on Form S-3 of Houston American Energy Corp. of the reference to our report for Houston American Energy Corp. dated January 31, 2012, which appears in the annual report on Form 10-K of Houston American Energy Corp. for the year ended December 31, 2011.

LONQUIST & CO. LLC

Don E. Charbula, P.E.
Vice President

Austin, Texas
August 24, 2012

3345 Bee Cove Road, Suite 201	Austin. Texas 78746 USA	Tel 512.732.9812	Fax 512.732.9816